Exhibit 4.8

Subscription Agreement of Avalon GloboCare Corp. Common Stock

This subscription agreement (this “Subscription”) is dated                    , 2018, by and between the investor identified on the signature page hereto (the “Investor”) and Avalon GloboCare Corp., a Delaware corporation (the “Company”). The parties agree as follows:

1.             Subscription. Investor agrees to buy and the Company agrees to sell to Investor such number of shares (the “Shares”) of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), as set forth on the signature page hereto, for an aggregate purchase price (the “Purchase Price”) equal to the product of (x) the aggregate number of Shares the Investor has agreed to purchase and (y) the purchase price per share as set forth on the signature page hereto. The Shares are being registered for sale pursuant to a Registration Statement on Form S-1, Registration No. 333- 224343 (the “Registration Statement”). The Registration Statement will have been declared effective by the Securities and Exchange Commission (the “Commission”) prior to issuance of any Shares and acceptance of any Investor’s subscription. The prospectus, however, is subject to change. A final prospectus and/or prospectus supplement will be delivered to the Investor as required by law. The Shares are being offered by Boustead Securities, LLC (the “Underwriter”) as Underwriter on a “best efforts” basis up to $5,000,000. The completion of the purchase and sale of the Shares (the “Closing”) shall take place at a place and time (the “Closing Date”) to be specified by the Company and Underwriter in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon satisfaction or waiver of all the conditions to closing set forth in the preliminary prospectus contained in the Registration Statement when it is declared effective by the Commission, at the Closing (i) the Purchase Price deposited by the Investor subsequent to the declaration of effectiveness of the Registration Statement by wire transfer of immediately available funds per wire instructions as provided on the signature line below, and (ii) the Company shall cause the Shares to be delivered to the Investor through the book-entry delivery of Shares on the books and records of the transfer agent. The Company shall send written confirmation of such delivery to the Investor at the address indicated on the Signature Page hereof. No fractional Shares shall be purchased and any excess funds representing fractional Shares shall be returned to the Investor. By payment of the Shares, the Investor acknowledges receipt of the Registration Statement and any amendment, the terms of which govern the investment in the Shares.

Each of the Underwriter and any participating broker dealers (the “Members”) shall confirm, via the sales agency agreement, selected dealer agreement or master selected dealer agreement, as applicable, that it will comply with Rule 15c2-4 under the Exchange Act. In regard to monies being wired from an investor’s bank account, the Members shall request the investors to send their wires by the business day immediately following the receipt of a completed subscription document. In regards to monies being sent from an investors account held at the participating broker, the funds will be “promptly transmitted” following the receipt of a completed subscription document and completed wire instructions by the investor to send funds to the Company. Absent unusual circumstances, funds in customer accounts will be transmitted by noon of the next business day. In the event that the offering does not close for any reason prior to the termination date set forth in the Registration Statement, all funds will be returned to investors promptly in accordance with applicable law.

2.            Miscellaneous. This Subscription may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile or via electronic format. All communications hereunder, except as otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile or e-mail transmission, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing (i) to the Company: as set forth on the signature page hereto and (ii) to the Investor: as set forth on the signature page hereto. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

[Signature Page to Investor Subscription Agreement for Avalon GloboCare Corp.]

If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this Subscription.

Number of Shares: ______________	Avalon GloboCare Corp.
Purchase Price per Share: $_______
Aggregate Purchase Price: $________	By:
Address for Notice:	Name:
_________________________________	Title:
INVESTOR OR ITS AGENT: By: ______________________________ Name: Title:	Address for Notice: 4400 Route 9 South Suite 3100 Freehold, New Jersey 07728

DRS ELECTRONIC BOOK ENTRY CONFIRMATION (hold shares at transfer agent) Delivery Instructions:

Name in which Shares should be issued:____________

Address for Shareholder: Street___________________

City/State/Zip:______________________ ; Attention:

Telephone No.: ______________________

WIRE PAYMENT INSTRUCTIONS:

NO WIRE TRANSFERS MAY BE MADE TO THE COMPANY’S ACCOUNT, DIRECTLY OR THROUGH ANY UNDERWRITER UNLESS AND UNTIL: (A) THE REGISTRATION STATEMENT HAS BEEN DECLARED EFFECTIVE BY THE COMMISSION, AND (B) A COPY OF THIS SUBSCRIPTION AGREEMENT, DULY EXECUTED BY THE SUBSCRIBER OR ITS AGENT, HAS BEEN DELIVERED.

To the following instructions:

Avalon GloboCare Corporation

4400 Route 9 South, Suite 3100

Freehold, New Jersey 07728

[__________]

Please email back the completed Subscription Agreement to
angela@boustead1828.com or fax to +1(949) 266-5789

CERTIFICATE FOR THE PURCHASE OF INITIAL PUBLIC OFFERINGS OF EQUITY SECURITIES

Pursuant to FINRA Rule 5130 (formerly NASD Rule 2790) (the “ New Issue Rule”), firms may not sell or cause to be sold a new issue (as defined in the New Issue Rule; generally, initial public offerings of equity securities) to any account in which a restricted person holds a beneficial interest unless the account qualifies for a general exemption under the New Issue Rule. We require that you sign and return this Certificate indicating whether or not your account is eligible to purchase PUBLIC OFFERING shares in accordance with the New Issue Rule.

In addition, pursuant to FINRA Rule 5131 (the “ PUBLIC OFFERING Allocation Rule”), firms may not under certain circumstances allocate shares of a new issue to any account in which an executive officer or director of a public company or a covered non-public company, or a person materially supported by such executive officer or director (collectively, “ Covered Persons”), has a beneficial interest unless the account qualifies for a general exemption.

In addition, in connection with any new issue, you hereby represent that you will not act as a finder or in a fiduciary capacity to any managing underwriter of any new issue and that you shall notify us immediately in the event that such representation ceases to be true and correct.

All bolded terms relating to the New Issue Rule or the PUBLIC OFFERING Allocation Rule are defined in Annex A. SECTION A. NEW ISSUE RULE (FINRA RULE 5130) (CHECK ONE BOX ONLY)

☐	The undersigned hereby certifies, on behalf of each account for which it purchases new issues on or after the date hereof, that:

☐	The account(s) is eligible to purchase new issues either because no restricted person (which includes those accounts that satisfy a general exemption listed on Annex A and/or, are not restricted persons based on the definition in Annex A) holds a beneficial interest in the account(s), or because the account(s) has implemented procedures to reduce the beneficial interests of all restricted persons with respect to new issues to below in the aggregate 10%, and the undersigned hereby represents that it will follow such procedures in connection with the purchase by the account(s) of all new issues; OR

The undersigned is a conduit (such as a bank, foreign bank, broker/dealer or investment adviser) and all purchases of new issues are, and will be, in compliance with the New Issue Rule. If the beneficial interests of all restricted persons in any one account(s) exceeds in the aggregate 10% of the account(s) but the account(s) has implemented procedures to reduce the beneficial interest of all restricted persons with respect to new issues to below in the aggregate 10%, the undersigned hereby represents that it will follow such procedures in connection with the purchase by the account(s) of all new issues.

SECTION B. PUBLIC OFFERING ALLOCATION RULE (FINRA RULE 5131)

The undersigned hereby certifies, on behalf of each account for which it purchases new issues on or after the date hereof, that: The account(s) is eligible to purchase new issues either because:

(i)       No person that holds a beneficial interest in the account(s) is a Covered Person OR

(ii)       The account(s) is eligible to purchase new issues because the account(s) (A) meets a general exemption (See Annex A), or (B) has implemented procedures to reduce the beneficial interests of all Covered Persons of a particular company with respect to new issues to in the aggregate below 25%, and the undersigned hereby represents that it will follow such procedures in connection with the purchase by the account(s) of all new issues.

For purposes of clause (ii) above, the undersigned is entitled to presume that any beneficial interests in an account held by a Qualifying Private Fund (except for interests of beneficial owners that are control persons of the investment adviser to that Qualifying Private Fund) are not held by a Covered Person.

The undersigned hereby certifies that the undersigned is authorized to provide this Certification and that the undersigned, or an authorized representative of the account, will promptly notify Boustead Securities in the event this Certification ceases to be true and correct. In connection to the U.S. Securities & Exchange Commission’s electronic delivery of information requirements, the undersigned agrees to receive electronic mail for the purpose of recertifying this Certification through negative consent and to notify Boustead Securities in writing if the undersigned does not agree to receive such communications.

Institution Name	Address, City, State, Zip
Name of Authorized Signatory	Date (mm/dd/yy)	Tax ID / EIN / Reg No
Title of Authorized Signatory	Telephone
Signature of Authorized Signatory	Email Address

SECTION C. Investor Representations.

1.	Investor represents that it has received (or otherwise had access to the electronic filing on the SEC website) the Prospectus prior to or in connection with receipt of this Agreement.

2.	Investor represents that it understands and acknowledges that Investor’s subscription for the Shares indicated on the Signature Page hereto may be accepted or rejected in whole or in part by the Company, for any reason and in their sole and absolute discretion.

ANNEX

General Exemptions:

1.	An investment company registered under the Investment Company Act of 1940.
2.	A common trust fund or similar fund as described in Section 3(a)(12)(A)(iii) of the Securities Exchange Act of 1934, provided that: (i) the fund has investments from 1,000 or more accounts, and (ii) the fund does not limit beneficial interests in the fund principally to trust accounts of restricted persons.

3.	An insurance company general, separate or investment account, provided: (i) the account is funded by premiums from 1,000 or more policyholders or, if a general account, the insurance company has 1,000 or more policyholders, and (ii) the insurance company does not limit the policyholders whose premiums are used to fund the account principally to restricted persons, or if a general account, the insurance company does not limit its policyholders principally to restricted persons.

4.	An account, including a fund, limited partnership, joint back office broker-dealer or other entity, if the beneficial interests of:
a.	For purposes of Section A, restricted persons, in the aggregate, do not exceed 10% of the account under the New Issue Rule (FINRA Rule 5130);
b.	For purposes of Section B, covered persons of a particular company, in the aggregate, do not exceed 25% of the account under the PUBLIC OFFERING Allocation Rule (FINRA Rule 5131).
5.	A publicly traded entity (other than a broker-dealer authorized to engage in the public offering of new issues either as a selling group member or underwriter, or an affiliate of such a broker-dealer) that is: (i) listed on a U.S. national securities exchange, (ii) a non-U.S. issuer whose securities meet the quantitative designation criteria for listing on a national securities exchange.
6.	An investment company organized under the laws of a non-U.S. jurisdiction, provided that: (i) the investment company is listed on a non-U.S. exchange or authorized for sale to the public by a non-U.S. regulatory authority, and (ii) no person owning 5% or more of the shares of the investment company is a restricted person.
7.	An ERISA benefit plan that is qualified under Section 40 1(a) of the Internal Revenue Code; provided that the plan is not sponsored solely by a broker-dealer.
8.	A state or municipal government benefits plan that is subject to state or municipal regulation.
9.	A tax-exempt charitable organization under Section 50 1(c)(3) of the Internal Revenue Code.
10.	A church plan under Section 414(e) of the Internal Revenue Code.

1.	Restricted Persons/Entities under the New Issue Rule:

1.	A FINRA member firm or other broker-dealer.
2.	An officer, director, general partner, associated person or employee of a FINRA member firm or any other broker-dealer (other than a limited business broker-dealer).
3.	An agent of a FINRA member firm or any other broker-dealer (other than a limited business broker-dealer) that is engaged in the investment banking or securities business.
4.	A person who has authority to buy or sell securities for a bank, savings and loan association, insurance company, investment company, investment adviser (whether or not registered as an investment adviser) or collective investment account.
5.	A person listed, or required to be listed, on one of the following schedules to Form BD as filed, or required to be filed, with the SEC by a broker- dealer (other than with respect to a limited broker-dealer): (i) Schedule A, unless the person is identified by an ownership code of less than 10%; (ii) Schedule B, unless the person’s listing on Schedule B relates to an ownership interest in a person that is listed on Schedule A and identified by an ownership code of less than 10%; or (iii) Schedule C, unless the person would be excluded under the percentage ownership criteria for Schedule A or B above.

6.	A person that directly or indirectly owns an interest, in the amounts specified below, of a public reporting company listed, or required to be listed, on Schedule A or B of Form BD relating to a broker-dealer (other than a limited business broker-dealer), unless the public reporting company is listed on a national securities exchange: (i) 10% or more of a public reporting company listed, or required to be listed, on Schedule A; or (ii) 25% or more of a public reporting company listed, or required to be listed, on Schedule B.

7.	A person acting: (i) as a finder in connection with any new issue in which the person is participating or (ii) in a fiduciary capacity to the managing underwriter(s) in connection with any new issue in which the person is participating.
8.	An immediate family member of: (i) a person specified in items 2-7 that materially supports, or receives support from, that person; (ii) a person specified in items 2-3 that is employed by or associated with the FINRA member or its affiliate selling the new issue to the immediate family member, or that has an ability to control the allocation of the new issue; or (iii) a person specified in items 5-6 that is an owner of the FINRA member or its affiliate selling the new issue to the immediate family member, or that has an ability to control the allocation of the new issue.

2.     Other New Issue Rule and PUBLIC OFFERING Allocation Rule Definitions:

Associated person or employee of a FINRA member firm. (1) Any natural person registered with FINRA and (2) any natural person, whether or not registered or exempt from registration with FINRA, who is a sole proprietor, partner, officer, director, or branch manager of a FINRA member firm, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a FINRA member firm (for example, any employee).

Beneficial interest. Any economic interest, including the right to share in gains or losses, other than management or performance based fees for operating a collective investment account, or other fees for acting in a fiduciary capacity.

Collective investment account. Any hedge fund, investment partnership, investment corporation, or any other collective investment vehicle that is engaged primarily in the purchase and sale of securities, but not (1) a legal entity that is beneficially owned solely by immediate family members or (2) an investment club comprising a group of friends, neighbors, business associates or others who pool their money to invest in stock or other securities and are collectively responsible for making investment decisions.

Covered non-public company. Any non-public company satisfying the following criteria: (i) income of at least $1 million in the last fiscal year or in two of the last three fiscal years and shareholders’ equity of at least $15 million; (ii) shareholders’ equity of at least $30 million and a two-year operating history; or (iii) total assets and total revenue of at least $75 million in the latest fiscal year or in two of the last three fiscal years.

Covered Person. An executive officer or director of a public company or a covered non-public company, or a person materially supported by such executive officer or director.

Executive officer or director. Any (i) person named as an executive officer or director in a U.S. public company’s most recent proxy filed with the SEC or in an annual report filed with the SEC on Form 10-K or Form 20-F, (ii) executive officer or director of a foreign company that is registered with the SEC under the ‘34 Act, as amended, or (iii) executive officer or director of a covered non-public company.

Finder. A person who receives compensation for identifying potential investors in an offering.

FINRA Member. A member of the Financial Industry Regulatory Authority or any person or entity associated with a FINRA member firm.

Immediate family member. A person’s parents, mother-in-law or father-in-law, spouse, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law and children, and any other individual to whom the person provides material support.

PUBLIC OFFERING Allocation Rule. FINRA Rule 5131.

Limited business broker-dealer. Any broker-dealer whose authorization to engage in the securities business is limited solely to the purchase and sale of investment company/variable contracts securities and direct participation program securities.

Material support. Directly or indirectly providing more than 25% of a person’s income in the prior calendar year. Members of the immediate family living in the same household are deemed to be providing each other with material support.

New Issue Rule. FINRA Rule 5130.

Public Company. Any company that is registered under Section 12 of the Securities Exchange or files period reports pursuant to Section 15(d) thereof.

Qualifying Private Fund: An unaffiliated private fund invested in an account that:

(1)	is managed by an investment adviser;
(2)	has assets greater than $50 million;
(3)	owns less than 25% of the account and is not a fund in which a single investor has a beneficial interest of 25% or more;
(4)	was not formed for the specific purpose of investing in the account.

Unaffiliated private fund: A “ private fund”, as defined in Section 202(a)(29) of the Investment Advisers Act, whose investment adviser does not have a control person in common with the investment adviser to the account. A control person of an investment adviser for these purposes is a person with direct or indirect “ control” over the investment adviser, as that term is defined in Form ADV.